Exhibit 99

Security Class

Holder Account Number

Form of Proxy — Annual and Special Meeting to be held on June 23, 2005

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying Notice of Meeting and Proxy Statement.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet, are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS — You can enrol to receive future shareholder communications electronically after you vote using the Internet. If you don’t vote online, you can still enrol for this service. Follow the instructions below.

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call. • Proxy Instructions must bereceived by 5:00 pm, Eastern Time, on June 21, 2005.	• Go to the following web site: www.computershare.com/ca/proxy • Proxy Instructions must be received by 5:00 pm, Eastern Time, on June 21, 2005.
• You can enrol to receive future shareholder communications electronically, after you vote using the Internet. If you don’t vote online, you can still enrol by visiting www.computershare.com — click “Investors” and then “Electronic Shareholder Communications”.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 5:00 pm, Eastern Time, on June 21, 2005.

Appointment of Proxyholder
I/We, being holder(s) of Cognos Incorporated (the “Corporation”) hereby appoint: Ron Zambonini, Chairman of the Board or failing him Robert G. Ashe, President and Chief Executive Officer of the Corporation	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as proxy of the undersigned, with full power of substitution and authorize each of them to represent and vote, as designated below, all of the Common Shares of the Corporation owned of record on April 26, 2005, by the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the 23rd day of June, 2005 and at any adjournment thereof, in the same manner, to the same extent and with the same powers as if the undersigned were present at that meeting or any adjournment.

The Board of Directors and Management recommend that shareholders VOTE FOR items 1 to 5 below.

1.    Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Robert G. Ashe			04. Pierre Y. Ducros			07. Bill V. Russell		
02. John E. Caldwell			05. Robert W. Korthals			08. James M. Tory		
03. Paul D. Damp			06. John J. Rando			09. Renato Zambonini		

2.    Appointment of Auditors

Appointment of Ernst & Young LLP as Independent Registered Accounting Firm	For 	Withhold 

		For	Against

3.	APPROVAL OF RESOLUTION A RESERVING ADDITIONAL COMMON SHARES TO THE 2003-2008 COGNOS INCORPORATED STOCK OPTION PLAN		
4.	APPROVAL OF RESOLUTION B REGARDING AN AMENDMENT TO THE COGNOS INCORPORATED 2002-2005 RESTRICTED SHARE UNIT PLAN		
5.	APPROVAL OF RESOLUTION C REGARDING AN AMENDMENT TO THE COGNOS EMPLOYEE STOCK PURCHASE PLAN		

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date

Financial Statements Request

In accordance with securities regulations, registered shareholders may elect annually to receive interim financial statements and elect not to receive annual financial statements and related Management Discussion and Analysis (MD&A). If you wish to elect, please mark your selection and return this proxy or register online at www.computershare.com/ca/mailinglist.	Interim Financial Reports  Mark this box if you would like to receive interim financial reports.	Annual Financial Statements and MD&A  Mark this box if you DO NOT want to receive the Annual Financial Statements and related MD&A

If you wish to receive these financial statements electronically, please enrol for electronic delivery by following the instructions on the reverse. Otherwise, documents will be mailed to you.